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                                                                    EXHIBIT 23.3






                    Independent Certified Public Accountants,

                            dated September 25, 2002



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-11 of our report dated September 20, 2002, relating to the financial statements of Behringer Harvard Mid-Term Value Enhancement Fund I LP, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Dallas, Texas
September 25, 2002



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